Exhibit 10.25

Approved by the Board of Directors November 1, 2012

Independent Director Compensation Policy

1.                                      Base Compensation. Mattress Firm Holding Corp. (the “Company”) shall pay each director who meets the criteria for each of (i) “outside director,” as such term is used in Section 162(m) of the Internal Revenue Code of 1986, as amended, (ii) “non-employee director,” as such term is used in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (iii) “independent director,” as defined in Rule 5605(a)(2) of the NASDAQ Marketplace Rules and Section 10A(m)(3) of the Exchange Act (each, an “Independent Director”), an amount of $40,000 per annum payable in four equal installments at the beginning of each fiscal quarter in respect of such Independent Director’s service on the Company’s Board of Directors (the “Board”) subject to the Independent Director’s continued service on the Board.

2.                                      Committees. The Company shall pay each Independent Director who serves as a chair of any committee of the Board an additional amount of $5,000 per annum payable at the beginning of each fiscal year ($5,000 per each committee chaired). Additionally, each Independent Director who is a member of the Audit Committee of the Board shall be paid an amount of $5,000 per annum payable at the beginning of each fiscal year; provided, for the avoidance of doubt, that the Independent Director who serves as the Chairman of the Audit Committee shall receive an additional annual retainer of $10,000 in the aggregate ($5,000 for service on the Audit Committee and $5,000 for service as a chairman).

3.                                      Reimbursement of Travel and Other Expenses. The Company shall promptly pay or reimburse each Independent Director for all ordinary and reasonable out-of-pocket expenses actually incurred (and, in the case of reimbursement, paid) by such Independent Director in connection with attending meetings of the Board and any committee thereof on which he or she serves; provided that such Independent Director submits proof of such expenses, with all properly completed forms as prescribed from time to time by the Company, no later than 60 days after such expenses have been so incurred; and it being understood that airfare for first class travel (but not expenses incurred in connection with the use of a private plane in excess of the cost of first class airfare for comparable travel) shall be a reimbursable expense.

4.                                      Restricted Stock Grants. Each Independent Director shall receive an award of Restricted Stock (as defined in the Mattress Firm Holding Corp. 2011 Omnibus Incentive Plan (the “Plan”)) under the Plan on the first day of each fiscal year of the Company for a number of shares of Restricted Stock determined by dividing $40,000 by the average closing price of the Company’s common stock, par value $0.01 per share, over the 30 trading days immediately preceding the date of grant; provided that the number of shares of Restricted Stock shall be rounded down in the case of any fractional shares and no cash shall be payable in respect of any such fractional shares. Subject to such Independent Director’s continued service as an Independent Director, such Restricted Stock shall vest in full on the first anniversary of the date of grant. Effective upon such Independent Director’s resignation or removal from the Board, all unvested shares of Restricted Stock held by such Independent Director shall be forfeited. Such

Restricted Stock shall be issued pursuant to a form of Restricted Stock Award, as approved by the Board or the Compensation Committee.

5.                                      Partial Year Services.

(a)                                 Any director who joins the Board after the beginning of the then-current fiscal year shall receive a pro rata portion of the cash payments specified in Sections 1 and 2 of this policy, based upon the number of fiscal quarters during which such director serves as a member of the Board, including the then-current fiscal quarter. Such amount will be payable on the effective date of the director’s election or appointment to the Board. For example, if a director joins the Board on June 15, he or she shall receive three-fourths of the base compensation and applicable committee compensation amounts. Additionally, such director shall receive a pro rata portion of the equity compensation set forth in Section 4, which shall be equal to (a) (i) $10,000 multiplied by (ii) the number of fiscal quarters during which the director will serve on the Board, including the then-current fiscal quarter, divided by (b) the average closing price of the Company’s common stock, par value $0.01 per share, over the 30 trading days immediately preceding the later of (i) the effective date of such director’s appointment or election to the Board or (ii) such other date of grant approved by the Board; provided that the number of shares of Restricted Stock shall be rounded down in the case of any fractional shares and no cash shall be payable in respect of any such fractional shares.

(b)                                 Any director who terminates service on the Board (whether as a result of resignation, removal or otherwise) prior to the end of the then-current fiscal year, shall receive a pro rata portion of the base compensation amount specified in Section 1, based upon the number of fiscal quarters during which such director serves as a member of the Board, including the then-current fiscal quarter. The director shall not have any obligation to return or reimburse the Company for compensation paid to him or her prior to the date of termination in respect of the then-current fiscal year or any prior fiscal year.

This policy supersedes any prior written policy of this type, including the independent Director Compensation Policy approved by the Board of Directors on January 27, 2012.